EXHIBIT 11

                                 SYNTELLECT INC.
                        COMPUTATION OF NET LOSS PER SHARE

                                                                         Years Ended December 31,
                                                                         ------------------------
                                                                1999                1998                1997
                                                             ------------       ------------       ------------
Numerator:
      Numerator for basic and diluted income (loss) per
           share -- net income (loss)                        $ (1,866,000)      $ (2,618,000)      $    141,000
                                                             ============       ============       ============
Denominator:
      Denominator for basic income (loss) per share -
          weighted average number of common shares
          outstanding during the period                       13,034,000         13,441,000         13,328,000
      Incremental common shares attributable to exercise
          of outstanding common stock options                        --                 --              460,000
                                                             ------------       ------------       ------------
Denominator for diluted income (loss) per share                13,034,000         13,441,000         13,788,000
                                                             ============       ============       ============
Basic net income (loss) per share                            $      (0.14)      $      (0.19)      $       0.01
                                                             ============       ============       ============
Diluted net income (loss) per share                          $      (0.14)      $      (0.19)      $       0.01
                                                             ============       ============       ============


The computation of diluted loss per share for 1999 and 1998 excluded the effect of incremental common shares numbering 565,400 and 317,933, respectively, attributable to the exercise of common stock options because their effect would be anti-dilutive.